EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The following statement is provided by the undersigned to accompany the Form 10-Q for the quarter ended September 30, 2005, of J. B. Poindexter & Co., Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed pursuant to any provision of the Exchange Act of 1934 or any other securities law.

Each of the undersigned certifies that the foregoing Report on Form 10-Q fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of J. B. Poindexter & Co., Inc.

November 14, 2005

/S/John B. Poindexter	/S/Robert S. Whatley
John B. Poindexter	Robert S. Whatley
Chairman and Chief Executive Officer	Principal Financial and Accounting Officer
J. B. Poindexter & Co., Inc.	J. B. Poindexter & Co., Inc.